                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Report (Date of earliest event reported) May 24, 2000
                                        ----------------------------------------

                 COMPREHENSIVE MEDICAL DIAGNOSTICS GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Florida                   333-89439                65-035816
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission               (IRS Employer
    of incorporation)            File Number)            Identification No.)


                   32 Nassau St. (2nd Fl) Princeton, NJ           08542
--------------------------------------------------------------------------------
                   (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code 609-924-1001
                                                   -----------------------------

                   F/K/A AMERICAN RISK MANAGEMENT GROUP, INC.
       Former address: 4700 Ashwood Drive, Ste 300, Cincinnati, OH 45241
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                              GENERAL INSTRUCTIONS

RULE AS TO USE OF FORM 8-K.

Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 or Rule 15d-11.

EVENTS TO BE REPORTED AND TIME FOR FILING OF REPORTS.

A report on this form is required to be filed upon the occurrence of any one or more of the events specified in Items 1-4 and 6 of this form. A report of an event specified in Items 1-3 is to be filed within 15 calendar days after the occurrence of the event. A report of an event specified in Item 4 or 6 is to be filed within 5 business days after the occurrence of the event; if the event occurs on a Saturday, Sunday, or holiday on which the Commission is not open for business then the 5 business day period shall begin to run on and include the first business day thereafter. A report on this form pursuant to Item 8 is required to be filed within 15 calendar days after the date on which the registrant makes the determination to use a fiscal year end different from that used in its most recent filing with the Commission.

Since a report on this form pursuant to Item 5 is optional, there is correspondingly no mandatory time for filing. Registrants are encouraged, however, to file promptly after the occurrence of any event therein reported.

If substantially the same information as that required by this form has been previously reported by the registrant, an additional report of the information on this form need not be made. The term "previously reported" is defined in Rule 12b-2 (17 CFR 240.12b-2).

When considering current reporting on this form, particularly of other events of material importance pursuant to Item 5, registrants should have due regard for the accuracy, completeness and currency of the information in registration statements filed under the Securities Act of 1933 which incorporate by reference information in reports filed pursuant to the Securities Exchange Act of 1934, including reports on this form.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Prior to the 1 for 25 reverse split of the Company's common stock which was effective on July 13, 2000 ("Reverse Split")(see "Reverse Split of Company Common Stock" below), there were 6,700,168 shares of the Company's common stock issued and outstanding. Of this amount, 5,000,000 shares of common stock, approximately 74.6%, were beneficially owned, directly or indirectly, by Ronald Wilheim, the Company's CEO, and Steven Rosedale, a director. Upon completion of the Reverse Split, there were approximately 268,007 shares of common stock issued and outstanding, allowing for the rounding up of fractional shares, 200,000 shares of which Mr. Wilheim and Mr. Rosedale owned beneficially.

         A change in control of the Company has occurred since Ronald Wilheim and Steven Rosedale no longer beneficially own or have investment power over 74.6% of the voting securities of the Company. As of the date of this report (and after the Reverse Split), through the sale of securities issued in connection with acquisitions and other transactions (see Items 2 and 5 below), the Company has an aggregate of 12,477,305 shares of voting securities issued and outstanding. Of this amount, there are 6,627,305 issued and outstanding shares of common stock, and 5,850,000 issued and outstanding shares of Preferred Stock, as defined below. The sale and issuances of securities by the Company occurred in connection with the following transactions.

         As of July 17, 2000, the Company agreed to sell 5,000,000 shares of its common stock, with full voting rights, in a private placement exempt from registration under Regulation D, promulgated under the Securities Act of 1933, as amended, to 15 accredited investors (see Item 5 "Recent Sales and Issuances of Unregistered Securities" below) at an aggregate offering price of $4,150,000, or $.83 per share. All but 2 investors have closed the stock purchase transaction with the Company and no single investor which purchased stock holds more than 3.4% of all voting securities of the Company. The remaining 2 investors have each contracted to purchase 1,148,625 shares of common stock, each for an aggregate purchase price of $1,000,004, but have not closed their transactions with the Company. Based on information provided to the Company, the source of the funds used by the private placement investors were investment funds.

         As part of the Agreement and Plan of Reorganization with The Comprehensive Medical Group, Ltd. ("CMG")(see Item 2 "Acquisition and Disposition of Assets" below), which occurred as of July 25, 2000, in exchange for all of the issued and outstanding shares of CMG common stock, the Company issued an aggregate of 3,000,000 shares of its Series A Convertible Preferred Stock ("Preferred Stock") to 15 shareholders of CMG. The Preferred Stock has full voting rights and each share is convertible into one share of the Company's common stock. James H. Clingham, Sr., now the Company's president and chairman of the Board of Directors (see Item 2 "Acquisition and Disposition of Assets" and Item 6 "Changes in the Board of Directors and Management" below), received 300,000 shares of Preferred Stock in connection with the share exchange and 100,000 shares of common stock upon Mr. Clingham's agreement to become president of the Company. No single former CMG shareholder holds more than 6% of all voting securities of the Company.

         As consideration in part for the acquisition of CAT ECG LLC ("CAT")(see
Item 2 "Acquisition and Disposition of Assets" below), which occurred as of August 2, 2000, the Company issued an aggregate of 2,500,000 shares of the Company's Preferred Stock to 17 members of CAT. No single CAT member holds more than 4% of all voting securities of the Company.

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF ASSETS OF CARDIOVASCULAR LABORATORIES, L.L.C.

         As of July 27, 2000 the Company, through its wholly owned subsidiary, Cardiovascular Laboratories Holding, Inc. ("CLH"), a Delaware corporation, acquired the assets and assumed the liabilities of Cardiovascular Laboratories, LLC ("CLI"). CLI had recently acquired the assets and assumed certain liabilities of Cardiovascular Laboratories Inc. of PA. ("CLP") on May 31, 2000, in a transaction which closed in escrow pending the assignment and assumption by CLI of certain CLH obligations. CLI provides noninvasive cardiovascular testing services in hospitals and through independent diagnostic testing facilities. CLI owns no assets other than the assets acquired in the transaction with CLP. The assets purchased by CLH include all of CLI's inventory, equipment, machinery, contractual and other rights, and certain accounts receivables. CLH was formed by the Company on July 24, 2000 to acquire the assets of CLI.

         As consideration for the acquisition of CLI, CLH assumed CLI's obligations under a seller note to CLP ("CLP Note") to pay $684,000 over a period of three years. CLH also assumed CLI's obligations under certain leases, financing agreements and other balance sheet items which CLI had undertaken from CLP. The CLP Note is subject to adjustment in the event the level of monthly revenues from the accounts of CLP, as of the closing with CLI, are not maintained, and in the event that CLP's closing date accounts payable exceed
CLP accounts receivable actually collected in the future. As part of the private placement for the sale of the Company's unregistered common stock
(see Item 5 "Recent Sales and Issuance of Unregistered Securities" below), the Company also issued 72,210 shares of its common stock to entities which had made working capital loans to CLI aggregating $87,000. The shares of common stock were issued to satisfy CLI's obligations under the working capital loans.

         The Company's Board of Directors determined to proceed with the acquisition in order to gain entry into the field of medical diagnostics and testing. CLI's business focuses on high end testing services through cardio and vascular laboratories in 13 independent hospitals and through independent diagnostic testing facilities located in New York, New Jersey and Pennsylvania.

         In determining the amount of consideration for the CLI assets acquisition the Company considered, among other things, CLI's service product line, the markets served, and market potential for growth utilizing economies of scale from other acquisitions or potential acquisitions of the Company, the geographical locations of CLI's business and CLI's revenue from existing operations. The Company plans to pay the CLP Note from current earnings and revenue generated by the business purchased from CLI.

AGREEMENT AND PLAN OF REORGANIZATION AGREEMENT WITH CMG

         As of July 25, 2000, the Company entered into an Agreement and Plan of Reorganization with

CMG, a New Jersey corporation. The Company issued 3,000,000 shares of its Preferred Stock to CMG's shareholders in exchange for 100 shares of CMG's Series A Common Stock, which was all of the issued and outstanding stock of CMG. As part of the private placement for the sale of the Company's unregistered common stock (see Item 5 "Recent Sales and Issuances of Registered Securities" below), the Company also issued 508,790 shares of its common stock to entities which had made working capital loans to CMG aggregating approximately $613,000. The shares of common stock were issued to satisfy CMG's obligations under the working capital loans. The CMG transaction was intended to qualify as a tax-free reorganization under section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. As a result of the reorganization, CMG became a wholly owned subsidiary of the Company.

         The Company agreed to grant "piggyback" registration rights for the shares of common stock converted from the shares of the Company's Preferred Stock. The common stock convertible from the 3,000,000 shares of the Company's Preferred Stock are subject to a lock up agreement on resale.

         CMG provides health and wellness management services for Employee Assisted Programs, human resource departments and labor unions; designed and operates a kiosk based point of purchase medical marketing program; and designed an operating website called "Leaseonlife.com" which provides interactive health and wellness analysis, treatment content and management tools.

         Subsequent to the CMG transaction, Mr. Clingham also became the president of the Company and chairman of the Board of Directors at an annual salary of $250,000, and received 100,000 shares of the Company's common stock as incentive compensation. Ms. Christine Fares- Walley, an executive with CMG, became a vice president of the Company responsible for mobile diagnostic testing and telemedicine. Brian T. Nugent, a CMG executive, became the chief information officer of the Company.

         In order to determine the amount of consideration for this acquisition the Company considered market valuation of the CMG service product line, the markets served, and market potential for growth utilizing economies of scale from other acquisitions or potential acquisitions of the Company and its subsidiaries, the geographical locations of CMG's business and CMG's revenue from existing operations.


ACQUISITION OF ASSETS OF CAT

         As of August 2, 2000 the Company, through its wholly owned subsidiary, Diagnostic Management Holding Group, Inc. ("DMG"), a Delaware corporation which was created to own and manage the mobile diagnostic businesses of the Company, acquired the assets of CAT, a New York limited liability company, which manages the operations of medical diagnostic cardiological and neurological testing services and telemedicine of CAT-ECG PC, a New York professional corporation, pursuant to a Management Services Agreement ("MSA"). CAT manages services rendered to 40 facilities and over 300 medical offices from its Lynbrook, New York clinic and laboratory. DMG was formed by the Company to acquire the assets of CAT and for possible future transactions.

         The purchase price for CAT's assets was $1,100,000 in cash and 2,500,000 shares of the

Company's Preferred Stock. DMG was also required to deposit in escrow 250,000 of the Company's shares of Preferred Stock for a period of 6 months to secure the payment to DMG after the closing of any deficiency between the amount of accounts receivable collected by DMG and the amount of accounts payable assumed by DMG. The assets acquired included all inventory, equipment, machinery, contractual and other rights, and certain accounts receivables. As part of the acquisition, the MSA and certain related documents between CAT and CAT-ECG PC and certain of CAT's equipment leases were assumed. The term of the MSA was extended in conjunction with its assumption by DMG. The Preferred Stock issued to CAT has "piggyback" registration rights.

         The Company's Board of Directors determined to proceed with the acquisition in order to expand its entry into the field of medical diagnostics and testing, and telemedicine.

         In connection with the acquisition, as of August 2, 2000, DMG entered into a one year employment agreement with Mark Gray, a former vice-president of CAT at an annual salary of $100,000 and an annual incentive bonus of 10,000 shares of the Company's common stock for each year Mr. Gray's employment agreement is extended. Mr. Gray will serve as DMG's director of cardiac testing services. As of August 2, 2000, DMG also entered into a 10 year consulting agreement with Robert Goodman, M.D., the principal shareholder of CAT-ECG PC, at a annual fee of $25,000 and a one time payment of 250,000 shares of the Company's common stock. Dr. Goodman will act as a consultant to DMG in the area of elder care and internal medicine. As of August 2, 2000, DMG also entered into a two year consulting agreement with The August Group, L.L.C. at an annual fee of $125,000 which is only payable as the cash flow of DMG permits. The August Group will act as a consultant to DMG to identify and negotiate the possible acquisition of other diagnostic testing companies and facilities.

         In order to determine the amount of consideration for the CAT assets acquisition the Company considered, among other things, the market valuation of the CAT service product line, the markets served, and market potential for growth utilizing economies of scale from other acquisitions or potential acquisitions of the Company and its subsidiaries, the geographical locations of CAT's business, CAT's revenue from existing operations, and the availability to CAT of other potential acquisitions. The source of the cash consideration for the CAT assets acquisition is the proceeds from the sale of unregistered stock discussed in Item 5 below.

ITEM 5: OTHER EVENTS

REVERSE SPLIT OF COMPANY COMMON STOCK

         On June 29, 2000, the directors of the Company unanimously consented to a Reverse Split of its common stock, the effective date of which was July 13, 2000, so that each 25 shares outstanding of its common stock were converted into 1 share of its common stock outstanding. Prior to the reverse split there were 6,700,168 shares of the Company's common stock issued and outstanding, allowing the rounding up of fractional shares. Upon the effective date of the Reverse Split there were 268,007 shares of common stock issued and outstanding.

         No fractional shares of new common stock were issued for any fractional share interest. Rather, each stockholder who would otherwise have received a fractional new share of common stock as a result of the Reverse Split received the nearest whole share rounded up.

         The Company's common stock continued to trade on the OTCBB under the symbol "ARMM" after the Reverse Split.


TERMINATION AND SETTLEMENT AGREEMENT

         On July 3, 2000, the Company, ProFutures Special Equity Fund, LP ("ProFutures") and D.L. Cromwell, Inc. entered into a Termination and Settlement Agreement ("Settlement Agreement") of all claims which each party had or may have had against the other arising from any and all past agreements of any nature involving ProFutures and D.L. Cromwell, Inc., other than certain warrants to purchase common stock of the Company which are held by D.L. Cromwell.

REFORMATION OF CONVERTIBLE NOTES

         ProFutures held three of the Company's 8% Convertible Promissory Notes, dated March 3, 1999, each having a principal face value of $273,000 and an aggregate principal value of $819,000 ("Convertible Notes") and the Company's 8% Promissory Note having a principal face value of $81,000 ("Non-Convertible Note"). The Convertible Notes are convertible into shares of the Company's common stock. The Company failed to make payments when due under the Convertible Notes and the Non-Convertible Note, and was in default. Accrued and unpaid interest on the Convertible Notes aggregated $111,000 and the total principal and interest due under the Convertible Notes as of the date of the Termination and Settlement Agreement was $930,000. In order to effectuate the Settlement Agreement with ProFutures and D.L. Cromwell, the terms and conditions of the Convertible Notes were amended and restated in a Note Reformation Agreement dated as of July 14, 2000 and a new Convertible Note was issued to ProFutures reflecting the aggregate principal and interest balance of $930,000 and amending and modifying the conversion terms of the Convertible Notes. Additionally, ProFutures agreed to cancel the Non-Convertible Note. Subsequent to the execution of the Note Reformation Agreement, ProFutures sold the amended and restated Convertible Notes to a group of investors.


RECENT SALES AND ISSUANCES OF UNREGISTERED SECURITIES

         On July 17, 2000 the Company entered into a Stock Purchase Agreement ("Stock Purchase Agreement"), and in a private placement exempt from registration under Regulation D promulgated under the Securities Act of 1933, as amended, agreed to sell 5,000,000 shares of the Company's common stock to 15 accredited investors at a per share price of $.83 and an aggregate purchase price of $4,150,000 of which $2,149,992 was fully paid or accounted for as of the filing of this report. Of the private placement investors, 13 have closed with the Company and the remaining 2 investors have each contracted to purchase 1,148,625 shares of common stock, each for an aggregate purchase price of $1,000,004, but have not closed their transactions with the Company. Investors who had made working capital loans aggregating approximately $700,000 to each of CLI and CMG, respectively, were issued an aggregate of 581,000 shares of the Company's common stock in connection with the private placement, and the working capital loans to CLI and CMG were cancelled in exchange.

DISCONTINUATION OF PEOPLEFIRST BUSINESS

         On June 29, 2000, the Company discontinued the operations of PeopleFirst LLC in contemplation of the Company's decision to focus on new businesses and strategic acquisitions in different fields.

TERMINATION OF CERTAIN AGREEMENTS AND OBLIGATIONS

         On July 16, 2000, in contemplation of the sale of common stock under the July 17, 2000 Stock Purchase Agreement, and as a condition precedent to that transaction, the Company, Ronald Wilheim and Steve Rosedale (as officers, directors and principal shareholders of the Company) entered into an Agreement with Connie Steinmetz ("Steinmetz"), Strategic Capital Holdings ("Strategic"), Yucatan Holding Company ("Yucatan"), Arizona Development Corporation ("Arizona") and Atlas Perlman, P.A. ("Escrow Agent") ("Steinmetz Agreement") terminating certain agreements with and obligations of the Company and forgiving certain debts and obligations owed by the Company.

         Specifically (a) Yucatan forgave the sum of $175,000 which the Company owed Yucatan; (b) Arizona forgave $250,000 which the Company owed Arizona; (c) the Company's obligation under the terms of a consulting agreement with Steinmetz to cover any shortfall of Steinmetz' sale of the Company's common stock which had been issued as payment for $145,000 in value of services to be rendered by Steinmetz was abrogated; and (d) the Company's obligation under the terms of a consulting agreement with Strategic to cover any shortfall in Strategic's sale of the Company's common stock which had been issued as payment for $250,000 in value of services to be rendered by Strategic was abrogated.

         Under the Steinmetz Agreement, Wilheim and Rosedale agreed to deposit 200,000 of their shares (after the Reverse Split) of the Company's common stock into an escrow account maintained by the Escrow Agent with irrevocable instructions to the Escrow Agent to sell the stock and deliver 50% of the proceeds to Steinmetz, Strategic, Yucatan and Arizona as consideration for their performance under the Steinmetz Agreement. Steinmetz, Strategic, Yucatan and Arizona were also issued 300,000 shares of common stock from the Company as additional consideration.

         On July 17, 2000, the Company entered into an agreement with Robert Hausman, the Company's former CEO and president ("Hausman") in which Hausman waived all claims against the Company, including (a) $1.1 million the Company owed him for loans guaranteed by Hausman on behalf of the Company with Chase Manhattan Bank; (b) $100,000 owed to Hausman by the Company under a note assumed by the Company in connection with settlement of a disputed consulting agreement;
(c) $100,000 advanced by Hausman for the Company's benefit; (d) $300,000 in management fees, car allowance and dividends accrued but not previously paid to Hausman; and (e) other obligations arising out of the termination of Hausman's employment with the Company and termination of his management agreement.

In consideration for Hausman's release, Company agreed to transfer to Hausman $300,000 worth of certain prepaid advertising. The Company and Hausman exchanged mutual general releases.

INCREASE IN AUTHORIZED SHARES

         On August 2, 2000 the Company's directors unanimously consented to amend its Articles of Incorporation providing that the number of authorized capital stock be increased to 50,000,000 shares of common stock, with a par value of $.001 per share, and 30,000,000 shares of preferred stock, with a par value of $.001 per share. The amendment was filed with the Florida Secretary of State on August 7, 2000.

         The Board of Directors approved the increase in authorized shares of common stock because the Company needed additional shares for the acquisitions discussed in this report and for future possible transactions such as acquisitions, for employee options, for consultants, and to have available shares in the event that the Company determines it should raise additional equity.

CORPORATE NAME CHANGE/NEW TRADING SYMBOL

         On August 7, 2000, the Company's directors unanimously consented to amend the Company's Articles of Incorporation to change the name of the Company from "American Risk Management Group, Inc." to "Comprehensive Medical Diagnostics Group, Inc." which amendment was subsequently filed with the Florida Secretary of State.

         The Board of Directors believes that the name change will more accurately reflect the nature of the Company's newly directed business activities. Specifically, Comprehensive Medical Diagnostics Group constitutes a symbolic representation of the Company's entry into the field of mobile diagnostics and medical services. Furthermore, the Company will be focusing on telemedicine within the field of internet commerce. The Company intends to do business as "Comprehensive Medical Group", a shortened version of its full corporate name, when appropriate.

         On August 7, 2000, the Company began trading on the OTCBB under its newly assigned NASDAQ bulletin board ticker symbol "CMDI".

ITEM 6:  CHANGES IN THE BOARD OF DIRECTORS AND MANAGEMENT

         On July 17, 2000, Steven Rosedale resigned as director and chairman of the Board of Directors of the Company and Simon Groner resigned as director and secretary of the Company. On July 17, 2000, the remaining director of the Company and its CEO, Ronald Wilheim, consented to accept each of these resignations and appointed James H. Clingham, Sr. as director and chairman of the Board of Directors, and Jay Gottlieb, William O'Connor and David
Stefansky as directors. On July 18, 2000, the Board of Directors unanimously consented to appoint James H. Clingham, Sr. as president of the Company.
Ronald Wilheim has consented to remain the Company's CEO and assistant secretary. Christine M. Fares-Walley was appointed as vice president in charge of mobile diagnostics testing and telemedicine, and Brian T. Nugent was appointed as chief information officer and comptroller.

         The following table sets forth as the names of and positions held with respect to the current directors and executive officers:

Name:                         Age      Current Position:
-----                         ---      -----------------

James H. Clingham, Sr.        58       Chairman of Board and President
Ronald Wilheim                31       CEO and Assistant Secretary
Jay Gottlieb                  47       Director
William M. O'Connor           45       Director and Secretary
David Stefansky               28       Director
Christine M. Fares-Walley     34       Vice President
Brian T. Nugent               37       Chief Information Officer and Comptroller

         JAMES H. CLINGHAM, SR., is an attorney and president and chairman of the Company's Board of Directors and its division CMG and subsidiary DMG.
Mr. Clingham is presently vice chairman of Galaxis USA, Ltd, a German company involved in worldwide research and formerly served as president of Galaxis USA. He also chairs a management-consulting firm with offices in Princeton, New Jersey and Orlando, Florida. Mr. Clingham is of counsel to the Princeton, New Jersey law firm Stark and Stark. Until December 1995, Mr. Clingham was vice president of corporate affairs at David Sarnoff Research Center, (now Sarnoff Corp.) in Princeton, New Jersey. Prior to that he was corporate counsel and a manager with RCA, and after RCA was acquired with General Electric, for over 10 years. Additionally, he has practiced law in the public and private sectors in Washington, D.C., New York, and Rhode Island.

         RONALD WILHEIM, CEO, was elected as a director in August 1999. Mr. Wilheim has been corporate counsel of CommuniCare Health Services, a health care management firm, since August 1995. Prior to that time, Mr. Wilheim attended law school at Benjamin Cardozo School of Law in New York.

         JAY L. GOTTLIEB, director, serves as senior manager of the research and development in coal futures development on the New York Mercantile Exchange, and served as associate director at the Chicago based Mid-America Institute (for public policy analysis). In 1988 and 1989, he served as business planning director of the Atlanta-based Grain Services, Inc. Prior to that he was the general/risk manager to the Erkes Trading Group, overseeing and managing the group's traders in options on the Chicago Board of Trade. From 1981 through 1988, Mr. Gottlieb served as advisory economist to the Chicago Board of Trade. From 1979 through 1981, Mr. Gottlieb worked for Resource Planning Associates, consulting on energy and environmental issues, and prior to that he served as an ecologist for the Washington State Game Department.

         WILLIAM M. O'CONNOR, director, is an attorney and shareholder of the law firm Buchanan Ingersoll. He is a member of the firm's Financial Institutions Group which is based in New York. Mr. O'Connor also heads a creditors' rights department that represents leading financial institutions. Mr.

O'Connor was formerly the managing partner of the New York office of a major Rochester firm. Mr. O'Connor was a past editor-in-chief for the Westchester Bar Journal. He is a member of the Creditor's Rights Committee of the New York Bar Association's Commercial and Federal Litigation Section, and the Professional Ethics Committee of the Westchester Bar Association. He is an elected councilman for the Town of Pelham, New York.

         DAVID STEFANSKY, director, is a managing director of the private equity group at Robb Peck McCooey Institutional Services, a division of Robb Peck McCooey Clearing Corp. He specializes in advising and financing emerging growth companies. From September 1997 through May 1999, Mr. Stefansky was employed in a similar capacity at Trautman Kramer & Co., where he was active in advising and financing emerging growth companies. From May 1994 through September 1997, Mr. Stefansky was employed as an account executive at various securities brokerage firms.

         CHRISINE M. FARES-WALLEY, vice president, was Director of Operations for CMG prior to its acquisition by the Company. Ms. Fares Walley was formerly Director of Operations for Capitol Health Care, and managed a Physician Hospital Organization ("PHO") and Independent Physician Organization consisting of over 160 physicians and a large teaching hospital. In addition to her responsibilities with the PHO, she coordinated the consolidation of all managed care contracts for the merged entity of two large hospitals. Ms. Fares Walley also worked at New Jersey CURE, an Automobile Insurance Reciprocal Exchange, developing their sales and marketing operation. Ms. Fares Walley obtained a BS degree from The College of New Jersey (formerly Trenton State College) with a major in economics and an MBA from Rider University. She now serves as President of The College of New Jersey Alumni Association and is active in The School of Business Alumni Chapter.

         BRIAN T. NUGENT, chief information officer, has been a consultant in connection with information technology strategy, software development and implementation, process improvement, organizational design, Y2K, and technology procurement. From March 1998 through June 2000, he was a principal of Hillwood Group, Inc., which performed various services in connection with systems implementation, Y2K consulting and general information technology. He was a manager in the consulting department of KPMG Peat Marwick in Fort Lauderdale, Florida from January 1995 to March 1998. Mr. Nugent was a consultant with the Systems Consulting Group, Inc. in Miami, Florida specializing in information technology from November 1993 until March 1995.
Mr. Nugent was a financial analyst with Schering Plough Corp. in Kennilworth, New Jersey from April 1992 until November 1993. Mr. Nugent received a BS degree cum laude in finance from The College of New Jersey, and an MBA degree from Rutgers University. He holds a CPA certification, and has served as an advisor and guest speaker at The College of New Jersey School of Business, where he is an active member of the Alumni Association. Mr. Nugent also served in the U S Coast Guard Reserve, earning certification to command patrol boat operations.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

         Financial Statements as required by the Item 2 acquisition entities will be filed with the Securities and Exchange Commission ("Commission") within 60 days of filing this Form.

                  List of Exhibits

ITEM (2):*

Exhibit 1: Asset Purchase Agreement Among Cardiovascular Laboratories Holdings, Inc., Cardiovascular Laboratories LLC, and Cardiovascular Laboratories, Inc. of PA dated as of July 27, 2000

Exhibits 2a       Asset Purchase Agreement Among Cardiovascular Laboratories,
                  Inc. of PA, Mobile Diagnostics CAT, LLC, CLIXhealth.com,
                  Inc., Timothy W. Cunningham and Paul Toomey dated
                  February 22, 2000.

Exhibit 2b: Amended Asset Purchase Agreement among Cardiovascular Laboratories, Inc. of P.A., Cardiovascular Laboratories, LLC, CLIXhealth.com, Inc. and Timothy W. Cunningham dated
                  May 24, 2000.

Exhibit 3: Agreement and Plan of Reorganization between the Company and The Comprehensive Medical Group, Ltd., dated as of July 25, 2000.

Exhibit 4: Asset Purchase Agreement Among Diagnostic Management Holding Group, Inc., CAT-ECG, LLC, Robert Goodman, MD and Shaya Oftrov dated as of August 2, 2000.

Exhibit 5: Stock Purchase Agreement between the Company and 15 accredited investors, dated July 17, 2000.

Exhibit 6: Note Reformation Agreement between ProFutures Special Equities, L.P. and the Company, dated as of July 14, 2000.

Exhibit 7: Agreement Among the Company, Connie Steinmetz, Strategic Capital Holdings, Yucatan Holding Company, Arizona Development Corporation, Ronald Wilheim, Steven Rosedale and Atlas
                  Perlman P.A., dated July 16, 2000 terminating certain agreements and obligations.

Exhibit 8: Termination and Settlement Agreement among the Company, ProFutures Special Equity Fund, L.P. and D.L. Cromwell, Inc. dated July 3, 2000.

Exhibit 9: General Release and Waiver of Claims between the Company and Robert Hausman dated July 14, 2000.


ITEM (3):

Exhibits  10a
and 10b: a) Amendment to Company Articles of Incorporation changing name to Comprehensive Medical Diagnostics Group, Inc. from American Risk Management Group, Inc.

                  b) Certification of Amendment by Florida Secretary of State effective July 21, 2000.

Exhibit 11a
         and 11b:

                  a) Amendment to Company Articles of Incorporation increasing amount of authorized common stock to 50,000,000 shares and preferred stock to 30,000,000 shares.

                  b) Certification of Amendment by Florida Secretary of State effective August 7, 2000.

ITEM (4):

Exhibit 12:       Rights Statement for holders of Company Series A Preferred
                  Stock.


* The following exhibits will be provided upon request:

Employment Agreement between the Company and Mark Gray dated as of August 2,
2000.

Consulting Agreement between Diagnostic Management Group Holding, Inc. and The August Group, LLC and R. Goodman dated as of August 2, 2000.

Consulting Agreement between Diagnostic Management Group Holding, Inc. and Dr. Robert Goodman dated as of August 2, 2000.

Management Services Agreement between CAT ECG P.C. and Diagnostic Management Group Holding, Inc. dated as of August 2, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPREHENSIVE MEDICAL DIAGNOSTICS GROUP, INC.



                                   By: /s/ James H. Clingham, Sr.
                                      -----------------------------------------
                                           James H. Clingham, Sr.
                                           President and Chairman of the Board

Date: September 6, 2000